EXHIBIT 3.1


                            ARTICLES OF ORGANIZATION
                                       OF
                         MINNESOTA CORN PROCESSORS, LLC


         Pursuant to the provisions of the Colorado Limited Liability Company Act, Title 7, Article 80 of the Colorado Revised Statutes (the "Act"), the undersigned hereby executes these Articles of Organization as the organizer of a Colorado limited liability company:


                                    ARTICLE I
                                      NAME

         The name of the limited liability company is Minnesota Corn Processors, LLC (the "Company").


                                   ARTICLE II
                           PRINCIPAL PLACE OF BUSINESS

         The Company's principal place of business is located at 901 North Highway 59, Marshall, MN 56258.


                                   ARTICLE III
                                REGISTERED AGENT

         The name and address of the Company's its registered office and agent in the State of Colorado is:

                             The Corporation Company
                             1675 Broadway
                             Denver, CO 80202


                                   ARTICLE IV
                                   MANAGEMENT

         The Company's business and affairs shall be managed by a Board of Directors. For purposes of the Act, the Board of Directors shall be deemed to be the board of managers of the Company, and each director shall be deemed to be a manager. The name and addresses of the initial Directors are as follows:

                             Dan Stacken
                             901 North Highway 59


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                             Marshall, MN 56258

                             Dan Thompson
                             901 North Highway 59
                             Marshall, MN 56258

                             Jerry Jacoby
                             901 North Highway 59
                             Marshall, MN 56258

Each initial Director shall serve until the closing under the Transaction Agreement by and between the Company and Minnesota Corn Processors, Inc. ("MCP Cooperative"), at which time the directors of MCP Cooperative shall become the directors of the Company.


                                    ARTICLE V
                                 INITIAL MEMBER

         The initial member of the Company is Minnesota Corn Processors, Inc., located at 901 North Highway 59, Marshall, MN 56258.



         IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of this 10th day of December, 1998.



/s/ David P. Swanson
-----------------------------
David P. Swanson